UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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VENTURA ASSETS LIMITED (Name of Registrant as Specified in its Charter)

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Ventura Assets Limited
1700 Pacific Avenue, Suite 1880
Dallas, Texas 75201

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Shareholders of Ventura Assets Limited:

This Information Statement is furnished to holders of shares of Common Stock, no par value (the “Common Stock”) of Ventura Assets Limited (“Ventura,” “we,” “us” or the “Company”).  We are sending you this Information Statement to inform you that on January 27, 2011, the Board of Directors of the Company unanimously adopted a resolution seeking shareholder approval to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock and permit the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action (the “Proposed Amendments”).  Thereafter, on January 27, 2011, the shareholders of the Company, holding all of the issued and outstanding Common Stock of the Company, adopted by written consent a resolution approving the Proposed Amendments to the Company’s Articles of Incorporation.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by all of the holders the outstanding shares of our Common Stock.  The Proposed Amendments will not be filed or become effective before the date which is 20 days after this Information Statement was first mailed to shareholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and unanimous written consent of the shareholders of the Company.

This Information Statement is being mailed on or about January 27, 2011 to shareholders of record on January 27, 2011 (the “Record Date”).

By order of the Board of Directors

/s/ Nathan Halsey .
Nathan Halsey, Chairman, Chief Executive Officer, President and Secretary
Dallas, Texas
January 27, 2011

Ventura Assets Limited
1700 Pacific Avenue, Suite 1880
Dallas, Texas 75201

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about January 27, 2011 to the holders of record at the close of business on January 27, 2011 (the “Record Date”), of the Common Stock of Ventura Assets Limited, a Colorado corporation (“Ventura,” “we,” “us” or the “Company”), in connection with action taken by unanimous written consent of holders of our Common Stock in lieu of a meeting to approve Proposed Amendments to Ventura’s Articles of Incorporation (the “Articles”), effecting an increase the number of authorized shares of Common Stock and permit the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action.

Shareholders owning 1,500,000 shares of our issued and outstanding Common Stock (the “Consenting Shareholders”) have executed a written consent approving the Proposed Amendments. The Consenting Shareholders held of record on the Record Date 100% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the proposed action. Dissenting shareholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

Section 7-107-104 of the Colorado Business Corporation Act (the “CBCA”) generally provides that any action which may be taken at any meeting of shareholders may be taken without a meeting, all of the shareholders entitled to vote thereon consent to such action in writing. if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Sections 7-110-103 and 7-107-206 of the CBCA, the votes cast favoring the action must exceed the votes opposing the action in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Company’s Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Shareholders who collectively own shares all of our outstanding Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s Shareholders of record on the Record Date. The corporate actions will be effective 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about February 16, 2011.

The entire cost of furnishing this Information Statement will be borne by Ventura. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE AMENDMENT

As of the Record Date, there were 1,500,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Proposed Amendments, the unanimous consent of the shareholders of the shares of Ventura Common Stock outstanding and entitled to vote at the Record Date, or 1,500,000 shares, was required for approval by written consent without a meeting.

CONSENTING SHAREHOLDERS

On January 27, 2011, the board of directors unanimously adopted resolutions declaring the advisability of, and recommending that shareholders approve the Proposed Amendments to the Company’s Articles to increase the number of authorized shares of Common Stock and permit the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action. In connection with the adoption of this resolution, the board elected to seek the unanimous written consent of the holders of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On January 27, 2011, the  Consenting Shareholders, who collectively own 1,500,000 shares of the Company’s issued and outstanding Common Stock (100% of the issued and outstanding shares), consented in writing to the Proposed Amendments.

Section 14(c) of the Exchange Act, the Proposed Amendmens to the Articles of Incorporation cannot become effective until the expiration of the 20-day Period.

The Company is not seeking any additional written consent from any shareholders. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of giving shareholders advance notice of the actions taken, as required by the Exchange Act.

All shareholders were afforded an opportunity to consent with respect to the actions taken and have no right under the CBCA to dissent.

Approval of the Amendment to Article IV of Our Articles of Incorporation to Increase Our Authorized Common Stock

General

Our board has unanimously approved a proposal to amend Article IV our Articles to increase the number of authorized shares of our Common Stock from 100 million to 500 million shares. The Consenting Shareholders have also approved this amendment.

Each share of newly authorized common stock will have the same rights and privileges as each share of existing Common Stock.  Until an authorized share of Common Stock is issued, it is not counted in the number of shares that are outstanding, does not have a vote, and does not decrease our earnings or loss per share.  The amendment will not affect the number of shares of preferred stock currently authorized.

The text of the amendment is set forth in the Amendment to the Articles of Incorporation of Ventura Assets Limited (the “Amendment”) attached to this Information Statement as Appendix A.

Reasons for Increasing the Authorized Shares of Common Stock

As of January 27, 2011, we had 1,500,000 shares of Common Stock outstanding.

The Board of Directors believes it will be necessary for us to issue additional Common Stock in order to generate funds to pay current liabilities as they come due, as well as to meet our operating requirements.  We will require additional funds to continue to meet our liquidity needs and satisfy our current business plan.

The Board of Directors also believes that having additional shares of Common Stock available for issuance, without the delay necessitated by a shareholders meeting, will benefit us under many circumstances by providing us with the flexibility required to consider and respond to future business opportunities and financial needs as they arise.

Except as described above, we have no current plans or arrangements regarding the issuance of these additional authorized shares in connection with any of the foregoing matters.  The issuance of any of these additional authorized shares will dilute the ownership interest of existing shareholders in the Company.  Any additional issuance of common stock also could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise.

None of the authorized shares of the Company are currently subject to any preemptive rights.

The increase of the number of authorized shares of our Common Stock from 100 million to 500 million shares will be effected by filing the Amendment with the Secretary of State of the State of Colorado and will be effective upon the close of business on the date of filing. We expect to file the Amendment promptly following the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about February 16, 2011.

Approval of the Amendment Our Articles of Incorporation Permitting the Company to Take Action by Written Consent of Fewer than All Shareholders

General

Our board has unanimously approved a proposal to amend our Articles of Incorporation to include a provision permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in CBCA Section 7-107-104(1)(b) (the “Written Consent Amendment”). The Consenting Shareholders have also approved this Written Consent Amendment.

Section 7-107-104(1)(b) of the CBCA generally provides that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of any shareholder approval without a meeting must be given to non-consenting shareholders. Action taken under CBCA Section 7-107-104(1)(b) has the same effect as action taken at a meeting of shareholders.

The text of the Written Consent Amendment is set forth in the Amendment to the Articles of Incorporation of Ventura Assets Limited attached to this Information Statement as Appendix A.

Reasons for Approving the Written Consent Amendment

The primary purpose of the Written Consent Amendment is to eliminate the costs and management time involved in obtaining proxies and to effect corporate action as early as possible.  In order to avail itself of the efficiencies permitted by CBCA Section 7-107-104(1)(b), the Board of Directors has determined that the Written Consent Amendment would be in the best interests of the Company.

Interest of Controlling Shareholder

As a result of Bonamour’s ownership of 90% of the issued and outstanding Common Stock of the Company, approval of the proposed Written Consent Amendment essentially allows the Company to obtain approval of matters to be voted on by the holders of Common Stock, as a class, with only the written consent of Bonamour, without the necessity of calling a meeting of the holders of Common Stock.

CHANGE IN CONTROL TRANSACTION

On December 30, 2010, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Halter Capital Corporation (“Halter Capital”) and Bon Amour International, LLC (“Bonamour”), pursuant to which Bonamour acquired 1,255,000 shares of Company common stock (representing approximately 83.6% of our issued and outstanding common stock) from Halter Capital for cash consideration of $370,000. The Stock Purchase Agreement acquisition transaction closed on January 6, 2011, and resulted in a change of control of the Company. Bonamour raised the cash consideration for the acquisition through the issuance of debt instruments to 10 lenders. The Stock Purchase Agreement provided for the resignation of Kevin B. Halter Jr., our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director, and the appointment of Nathan W. Halsey as our sole director. Effective January 27, 2011, Nathan W. Halsey was appointed as the sole director of the Company and to serve as our President, Chief Executive Officer, and Secretary.

Security Ownership of
Certain Beneficial Owners and Management

As of the Record Date, the Company had 1,500,000 shares of Common Stock issued and outstanding.  There is no other class of voting security of the Company issued or outstanding.

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock, with respect to each of our named directors and executive officers, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Address of Beneficial Owner .	Title of Class	Amount of Beneficial Ownership	Percent of Class

Nathan W. Halsey (1) President, Chief Executive Officer, Secretary and Director c/o Ventura Assets Limited 1700 Pacific Ave., Suite 1880, Dallas, TX 75201	Common	1,350,000	90%

Bon Amour International, LLC 1700 Pacific Ave., Suite 1880, Dallas, TX 75201	Common	1,350,000	90%

All Directors and Officers c/o Ventura Assets Limited 1700 Pacific Ave., Suite 1880, Dallas, TX 75201	Common	1,350,000	90%

(1)
By virtue of his relationship with Bon Amour International, LLC, as an equity holder and its sole Manager and officer, the shares of Common Stock owned by Bon Amour International, LLC may be deemed indirectly beneficially owned by Mr. Halsey. Mr. Halsey disclaims beneficial ownership of such shares.

ADDITIONAL  INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nathan Halsey
Nathan Halsey
Chairman, Chief Executive Officer, President and Secretary

APPENDIX A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
VENTURA ASSETS LIMITED

Pursuant to the provisions of Section 7-110-106 of the Colorado Business Corporation Act, Ventura Assets Limited, a Colorado corporation (the “Corporation”), files these Articles of Amendment of the Articles of Incorporation.

1. The name of the Corporation is Ventura Assets Limited.

2. Article IV - Capital Structure, Paragraph (A) “Authorized Shares” of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

“(A)           Authorized Shares. The aggregate number of shares which this Corporation shall have the authority to issue is 500,000,000 shares of common stock (“Common Stock”), without par value, and 25,000,000 shares of preferred stock (“Preferred Stock”), without par value. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.”

3. The Articles of Incorporation amended to include the following Article XV:

“Article XV - Shareholder Action Without Meeting

Any action required by the Colorado Business Corporation Act to be taken at any annual or special meeting of the shareholders of the Corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.”

4.           The foregoing amendments do not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

Dated:  _________, 2011.

Ventura Assets Limited

By:  /s/  Nathan Halsey                                           .
  Nathan Halsey
President